Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-233861 and No. 333-267721) and Form S-8 (No. 333-44094, No. 333-113794, No. 333-125056, No. 333-182807, and 333-231460) of Salem Media Group, Inc., of our report dated March 10, 2023, related to the 2022 consolidated financial statements of Salem Media Group, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Moss Adams LLP

Los Angeles, California

March 10, 2023

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